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                                                                   EXHIBIT 10.24

================================================================================

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------



                                     BETWEEN
                                     -------

                               SILICON VALLEY BANK
                               -------------------



                                       AND
                                       ---

                          FIRSTWAVE TECHNOLOGIES, INC.
                          ----------------------------

                            DATED AS OF JUNE 28, 2000
                            -------------------------






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                                TABLE OF CONTENTS

1.   DEFINITIONS AND CONSTRUCTION.......................................................
     1.1.     Definitions...............................................................
2.   LOAN AND TERMS OF PAYMENT..........................................................
     2.1.     Credit Extensions.........................................................
              2.1.1. Revolving Line of Credit...........................................
     2.2.     Overadvances..............................................................
     2.3.     Interest Rates, Payments, and Calculations................................
     2.4.     Crediting Payments........................................................
     2.5.     Fees......................................................................
     2.6.     Additional Costs..........................................................
     2.7.     Term......................................................................
3.   CONDITIONS OF LOANS................................................................
     3.1.     Conditions Precedent to Initial Credit Extension..........................
     3.2.     Conditions Precedent to all Credit Extensions.............................
4.   CREATION OF SECURITY INTEREST......................................................
     4.1.     Grant of Security Interest................................................
     4.2.     Delivery of Additional Documentation Required.............................
5.   REPRESENTATIONS AND WARRANTIES.....................................................
     5.1      Due Organization and Authorization........................................
     5.2      Collateral................................................................
     5.3      Litigation................................................................
     5.4      No Material Adverse Change in Financial Statements........................
     5.5      Solvency..................................................................
     5.6      Regulatory Compliance.....................................................
     5.7      Subsidiaries..............................................................
     5.8      Full Disclosure...........................................................
6.   AFFIRMATIVE COVENANTS..............................................................
     6.1.     Good Standing.............................................................
     6.2.     Government Compliance.....................................................
     6.3.     Financial Statements, Reports, Certificates...............................
     6.4.     Taxes.....................................................................
     6.5.     Principal Depository......................................................
     6.6.     Further Assurances........................................................
7.   NEGATIVE COVENANTS.................................................................
     7.1.     Changes in Business, Ownership, or Management, Business Locations.........
     7.2.     Compliance................................................................
     7.3.     Subordinated Debt.........................................................
     7.4.     Collateral Value..........................................................
     7.5.     Dispositions..............................................................
     7.6.     Investments; Distributions................................................
8.   EVENTS OF DEFAULT..................................................................
     8.1.     Payment Default...........................................................
     8.2.     Material Adverse Change...................................................
     8.3.     Attachment................................................................
     8.4.     Insolvency................................................................
     8.5.     Other Agreements..........................................................
     8.6.     Subordinated Debt.........................................................
     8.7.     Judgments.................................................................
     8.8.     Misrepresentations........................................................
     8.9.     Decrease in Market Value of Collateral....................................


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
9.   BANK'S RIGHTS AND REMEDIES.........................................................
     9.1.     Rights and Remedies.......................................................
     9.2.     Bank Expenses.............................................................
     9.3.     Remedies Cumulative.......................................................
     9.4.     Demand; Protest...........................................................
     9.5.     Hold on Collateral........................................................
10.  NOTICES............................................................................
11.  CHOICE OF LAW AND VENUE............................................................
12.  GENERAL PROVISIONS.................................................................
     12.1.    Successors and Assigns....................................................
     12.2.    Indemnification...........................................................
     12.3.    Time of Essence...........................................................
     12.4.    Severability of Provisions................................................
     12.5.    Amendments in Writing, Integration........................................
     12.6.    Counterparts..............................................................
     12.7.    Survival..................................................................
     12.8.    Hold Collateral...........................................................



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         This LOAN AND SECURITY AGREEMENT is entered into as of June 28, 2000, by and between Firstwave Technologies, Inc., f/k/a Brock International, Inc., a Georgia corporation ("Borrower") whose address is Overlook III, 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, and SILICON VALLEY BANK, a California-chartered bank ("Bank") with a loan production office located at 3343 Peachtree Road, N.E., Suite 312, Atlanta, Georgia 30326.

                                    RECITALS

         Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated March 16, 1998 by and between Borrower and Bank, as amended by that certain Loan Modification Agreement dated as of December 15, 1998 between Borrower and Bank, that certain Second Loan Modification Agreement dated as of May 15, 1999 between Borrower and Bank, that certain Third Loan Modification Agreement dated December 9, 1999 between Borrower and Bank (the "First Loan Agreement"), and a Promissory Note in the principal amount of $3,000,000 dated March 16, 1998, and as amended by that certain Renewal Promissory Note dated May 15, 1999 (the "First Note"). The Loan Agreement and Note provide for, among other things, a line of credit in the original principal amount of Three Million Dollars ($3,000,000).

         Borrower wishes to obtain additional credit from time to time from Bank, and Bank desires to extend such additional credit to Borrower, and the parties desire to enter into this Loan and Security Agreement for an additional Revolving Line of Credit. This Agreement sets forth the terms on which Bank will advance additional credit to Borrower, and Borrower will repay the amounts for the additional Revolving Line of Credit to Bank.

                                    AGREEMENT

         The parties agree as follows:

1.        DEFINITIONS AND CONSTRUCTION

         1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                            "ADVANCE" OR "ADVANCES" means a loan advance under
the Revolving Line.

                           "AFFILIATE" means, with respect to any Person, any
Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

                           "BANK EXPENSES" means all reasonable costs or
expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

                           "BORROWER'S BOOKS" means all of Borrower's books and
records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                           "BORROWING BASE" means an amount equal to the lesser
of the following: (i) the Revolving Line of Credit, or (ii) one hundred percent (100%) of the amount of Treasury Bills on deposit or assigned by Borrower with or to the Bank, based upon the current market value of the Treasury Bills.

                           "BUSINESS DAY" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of Georgia are authorized or required to close.

                           "CLOSING DATE" means the date of this Agreement.

                           "CODE" means the Georgia Uniform Commercial Code.

                           "COLLATERAL" means the property described on Exhibit
A attached hereto.

                           "CONTINGENT OBLIGATION" means, as applied to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                           "CREDIT EXTENSION" means each Advance, or any other
extension of credit by Bank for the benefit of Borrower hereunder.

                            "ERISA" means the Employment Retirement Income
Security Act of 1974, as amended, and the regulations thereunder.

                           "GAAP" means generally accepted accounting principles
as in effect in the United States from time to time.

                           "INDEBTEDNESS" means (a) all indebtedness for
borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                           "INSOLVENCY PROCEEDING" means any proceeding
commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                            "INVESTMENT" means any beneficial ownership of
(including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                            "LIEN" means any mortgage, lien, deed of trust,
charge, pledge, security interest or other encumbrance.

                           "LOAN DOCUMENTS" means, collectively, this Agreement,
any note or notes executed by Borrower, and any other present or future agreement entered into by Borrower for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

                           "MATERIAL ADVERSE EFFECT" means a material adverse
effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                           "MATURITY DATE" means the Revolving Line Maturity
Date.

                           "NEGOTIABLE COLLATERAL" means all of Borrower's
present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                           "OBLIGATIONS" means all debt, principal, interest,
Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                           "PAYMENT DATE" means the first calendar day of each
month commencing on the first such date after the Closing Date and ending on the Revolving Line Maturity Date.

                           "PERSON" means any individual, sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                           "PRIME RATE" means the variable rate of interest, per
annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                           "RESPONSIBLE OFFICER" means each of the Chief
Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

                           "REVOLVING LINE OF CREDIT" means a credit extension
of up to One Million Five Hundred Thousand Dollars ($1,500,000).

                           "REVOLVING LINE MATURITY DATE" means June 30, 2001.

                           "SCHEDULE" means the schedule of exceptions attached
hereto, if any.

                           "SUBORDINATED DEBT" means debt incurred by Borrower
subordinated to Borrower's indebtedness owed to Bank, and which is reflected in a written agreement a manner and form acceptable to Bank and approved by Bank in writing.

                           "SUBSIDIARY" means with respect to any Person,
corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

                           1.1.1.   Accounting and Other Terms. All accounting
terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/"includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2.       LOAN AND TERMS OF PAYMENT

         2.1. CREDIT EXTENSIONS. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof.

                  2.1.1.   REVOLVING LINE OF CREDIT.

                           (a)      Subject to and upon the terms and conditions
of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Borrowing Base minus the balance owing on the Revolving Line of Credit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

                           (b)      Whenever Borrower desires an Advance,
Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Atlanta, Georgia time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

                           The Revolving Line of Credit shall terminate on the
Revolving Line Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

         2.2. OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         2.3.     INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                  (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate.

                  (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five
(5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                  (c) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number _______ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

                  (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

         2.4. CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

         2.5.     FEES. Borrower shall pay to Bank the following:

                  (a) Facility Fee. A Facility Fee equal to one-quarter of one percent (.25%) of the $1,500,000 Revolving Line of Credit ($3,750.00) shall be due on the Closing Date. Such Facility Fee shall be fully earned and non-refundable when paid.

                  (b) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         2.6. ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                  (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         2.7.     TERM.

                  (a) Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Line Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                  (b) At such time as (i) the Bank is no longer obligated under this Agreement (whether by the terms hereof or as a result of a release of such obligations by Borrower) to make any further Credit Extensions, and (ii) all obligations have been indefeasibly paid and satisfied in full, this Agreement and the Loan Documents shall terminate and Bank shall release or cause to be released, at the Borrower's cost and expense, all Liens granted by Borrower to Bank under the Loan Documents as security for any of the Obligations; provided, however, that any and all indemnity obligations of Borrower arising under this Agreement or any other Loan Documents shall survive the termination of this Agreement or such other Loan Documents.

3.        CONDITIONS OF LOANS

         3.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)      this Agreement;

                  (b)      financing statements (Forms UCC-1);

                  (c) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (d) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

                  (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate; and

                  (f) execution and delivery of each Loan Document by Borrower.

         3.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                  (b)      the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4.       CREATION OF SECURITY INTEREST

         4.1. GRANT OF SECURITY INTEREST. Borrower grants to Bank a continuing security interest in, and control over, the property described in Exhibit A attached hereto (the "Collateral") in order to secure prompt repayment of any and all obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under (a) the Loan Agreement, as amended from time to time, and any other agreements entered into between Bank and Borrower (the "Loan Documents"), and (b) under the First Loan Agreement, as amended from time to time, and any other agreements entered into between Bank and Borrower in connection with the First Loan Agreement. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a hold on the deposit account pledged as Collateral.

         4.2. DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

         5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for exclusive or non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

         5.3 LITIGATION. Except as shown in the Schedule, if any attached, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

         5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock

(under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

         6.1. GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in their jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

         6.2. GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

         6.3. FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (a) as soon as available, but in any event within forty-five
(45) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; and (b) as soon as available, but in any event within ninety
(90)
days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank.

         6.4. TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

         6.5. PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository and operating accounts with Bank.

         6.6. FURTHER ASSURANCES. At any time and from time to time Borrower or a Subsidiary shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, neither Borrower nor any of its Subsidiaries will do any of the following, without prior written Bank approval (which may be granted or denied by Bank's sole and absolute discretion):

         7.1. CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS. Engage in any business other than the businesses currently engaged in by Borrower or a Subsidiary and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations, other than remote offices for employees which do not include any material assets.

         7.2. COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

         7.3. SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

         7.4.     COLLATERAL VALUE.

         Permit the value of the Collateral to be less than the amount of the Borrowing Base.

         7.5.     DISPOSITIONS.

         Convey, sell, lease, transfer, pledge assign control over or otherwise dispose of (collectively, a "Transfer"), all or any part of the Collateral. Notwithstanding the foregoing, Borrower may direct investment of the Collateral pursuant to the terms of the Directed Investment Disclosure Notice and Agreement entered into between Borrower and Bank, so long as: (1) the market value of the Collateral does not fall below 100% of the value of the Revolving Line of Credit, (2) an Event of Default has not occurred, and, if necessary, Borrower will execute any and all financing statements and any other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Agreement.

         7.6.     INVESTMENTS; DISTRIBUTIONS.

         (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

8.       EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1. PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations under this Loan Agreement or the First Loan Agreement.

         8.2. MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower or any Subsidiary, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

         8.3. ATTACHMENT. If any material portion of Borrower's or any Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's or any Subsidiaries' assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's or any Subsidiaries' assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower or any Subsidiary receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower or any Subsidiary (provided that no Credit Extensions will be required to be made during such cure period);

         8.4. INSOLVENCY. If Borrower or any Subsidiary becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or any Subsidiary, or if an Insolvency Proceeding is commenced against Borrower or any Subsidiary and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

         8.5. OTHER AGREEMENTS. If there is a default (which remains uncured after a thirty (30) day grace period) in any agreement to which Borrower or any Subsidiary is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a Material Adverse Effect;

         8.6. SUBORDINATED DEBT. If Borrower or any Subsidiary makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

         8.7. JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

         8.8. MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Subsidiary or any Person acting on Borrower's or any Subsidiaries' behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

         8.9. DECREASE IN MARKET VALUE OF COLLATERAL. If the market value of the Collateral falls below 100% of the Revolving Line of Credit, and Borrower does not, by the close of business on the next business day after the market value of the Collateral falls below 100% of the amount of the Revolving Line of Credit, increase the amount of the value of the Collateral to the amount required by Bank by lodging with Bank additional cash or Collateral acceptable to Bank.

9.       BANK'S RIGHTS AND REMEDIES

         9.1. RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8 all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to make the Collateral available to Bank, as Bank may designate.

                  (d) Without notice to Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower or any Subsidiary held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower or any Subsidiary held by Bank; and

                  (e) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

         9.2. BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; and (b) set up such reserves under the Revolving Line of Credit as Bank deems necessary to protect Bank from the exposure created by such failure. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

         9.3. REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.4. DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

         9.5. HOLD ON COLLATERAL. Borrower agrees that, until the Revolving Line Maturity Date, until payment in full of all outstanding obligations under the Revolving Line of Credit, the First Loan Agreement and this Loan Agreement, and for so long as Bank may have any obligations to extend Advances under the Revolving Line of Credit, Bank may hold and refuse to release the Collateral to any party, including Borrower.

10.      NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

         If to Borrower:            Firstwave Technologies, Inc.
                                    Overlook III
                                    2859 Paces Ferry Road, Suite 1000
                                    Atlanta, Georgia  30339
                                    Attn: Richard T. Brock
                                    FAX:  (770) 431-1201

         If to Bank                 Silicon Valley Bank
                                    3343 Peachtree Road, N.E.
                                    East Tower, Suite 312
                                    Atlanta, Georgia  30326
                                    Attn.:  Ms. Angela Hart
                                    FAX:  (404) 261-2202

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.      CHOICE OF LAW AND VENUE

         The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of Georgia, without regard to principles of conflicts of law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THE BORROWER AND THE BANK ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST THE BORROWER IN CONNECTION WITH THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENT, MAY BE BROUGHT BY THE BANK OR BORROWER IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF THE STATE IN WHICH BANK'S ADDRESS SHOWN IN SECTION 10 ABOVE IS LOCATED, OR IN ANY OTHER COURT TO THE JURISDICTION OF WHICH SUCH BORROWER OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. EACH OF THE BORROWER AND THE BANK IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID STATE AND FEDERAL COURTS, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY

SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

12.      GENERAL PROVISIONS

         12.1. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

         12.2. INDEMNIFICATION. Borrower shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3. TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

         12.4. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         12.5. AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         12.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         12.7. SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

         12.8. HOLD COLLATERAL. Borrower agrees that, until all outstanding Obligations under this Agreement have been paid in full, Bank may refuse to release the Collateral to any party, including Borrower and/or Pledgor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


BORROWER:                               BANK:

FIRSTWAVE TECHNOLOGIES, INC.,           SILICON VALLEY BANK

F/K/A BROCK INTERNATIONAL, INC.

By:/s./Judith A. Vitale                      By:
   --------------------                          ------------------------------
Its:VP Finance and Adm                       Title:
   --------------------                            ----------------------------

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following investment property or other assets (whether now owned or hereafter acquired or created and whether held directly or as a security entitlement, securities account, commodity contract, or a commodity account maintained with any securities intermediary or commodity intermediary):

    ALL INVESTMENT PROPERTY OR OTHER ASSETS HELD, MAINTAINED OR MANAGED IN BORROWER'S ACCOUNT ENTITLED: "LN-FIRSTWAVE TECHNOLOGIES, INC.", MAINTAINED IN CONNECTION WITH BANK'S INVESTMENT PRODUCTS AND SERVICES GROUP AND/OR MADE, ACQUIRED OR MAINTAINED PURSUANT TO ANY DIRECTED INVESTMENT DISCLOSURE NOTICE AND AGREEMENT OR SIMILAR AGREEMENT ENTERED INTO BETWEEN BORROWER AND BANK,

together with all Borrower's books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and products and proceeds thereof in whatever form including deposit accounts, accounts, general intangibles, cash, instruments, documents and financial assets.

         The Collateral shall also consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                 DATE:
                                                            -------------------
FAX#:  (404) 495-4500                                TIME:
                                                            -------------------

FROM:    Firstwave Technologies, Inc., f/k/a Brock International, Inc.
         ----------------------------------------------------------------------
                  BORROWER'S NAME

FROM:
         ----------------------------------------------------------------------
                  AUTHORIZED SIGNER'S NAME

-------------------------------------------------------------------------------
                  AUTHORIZED SIGNATURE

PHONE:
         ----------------------------------------------------------------------

FROM ACCOUNT #
              ---------------------------------
TO ACCOUNT#
              ---------------------------------

   REQUESTED TRANSACTION TYPE                        REQUEST DOLLAR AMOUNT
   --------------------------                        ---------------------

   PRINCIPAL INCREASE (ADVANCE)                           $
                                                           --------------------
   PRINCIPAL PAYMENT (ONLY)                               $
                                                           --------------------
   INTEREST PAYMENT (ONLY)                                $
                                                           --------------------
   PRINCIPAL AND INTEREST (PAYMENT)                       $
                                                           --------------------

   OTHER INSTRUCTIONS:
                       --------------------------------------------------------

         All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY:
                               TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

================================================================================
Authorized Requester

                                    ----------------------------------
                                    Authorized Signature (Bank)

                                    Phone #
                                           ---------------------------

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE


Borrower:    Firstwave Technologies, Inc., f/k/a      Bank: Silicon Valley Bank
             Brock International, Inc.

Commitment Amount:         $1,500,000


BALANCES

         1.       Maximum Loan Amount                                   $1,500,000
         2.       Present balance of Treasury Bills on deposit          $
         3.       Total Funds Available [Lesser of #1 or #2]            $
         4.       Present balance owing on Line of Credit $________     $
         5.       RESERVE POSITION (#3 minus #4)                        $________

     The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

Firstwave Technologies, Inc.,
f/k/a Brock International, Inc.


By:
   ---------------------------------
        Authorized Signer



------------------------------------

          BANK USE ONLY

Rec'd By:____________________
         Auth. Signer

Date:________________________

Verified: ___________________
          Auth. Signer

Date: _______________________

_____________________________

------------------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK
FROM:             FIRSTWAVE TECHNOLOGIES, INC., f/k/a Brock International, Inc.

         The undersigned authorized officer of Firstwave Technologies, Inc., f/k/a Brock International, Inc., hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated June 28, 2000, as amended (the "Agreement"), (i) Borrower is in complete compliance for the period ending __________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                  REQUIRED                         COMPLIES
------------------                  --------                         --------

Quarterly financial statements      Quarterly within 45 days        Yes      No
Annual (CPA Audited)                FYE within 90 days              Yes      No




COMMENTS REGARDING EXCEPTIONS:

Sincerely,
                           Date
-----------------------         ---------------
SIGNATURE

------------------------
TITLE


                 BANK USE ONLY

RECEIVED BY:
            ------------------------------------


DATE:
     -------------------------------------------


REVIEWED BY:
            ------------------------------------


COMPLIANCE STATUS: YES/NO